Exhibit 99.1

For more information, contact: Robin Austin Emulex Corporation 714-885-3462 robin.austin@emulex.com	Ross Levanto Schwartz Communications 781-684-0770 Emulex@schwartz-pr.com
Emulex Appoints Dean A. Yoost to Board of Directors
New Member Brings More Than 30 Years of Leadership
Experience to the Emulex Board

COSTA MESA, Calif.—August 24, 2005—Emulex Corporation (NYSE: ELX), the industry’s preeminent source for a broad range of advanced storage networking infrastructure solutions, today announced that Dean A. Yoost has been appointed to the Emulex Board of Directors. Mr. Yoost brings more than 31 years of leadership experience and a solid record of spearheading corporate growth, driving increased revenue and establishing strong financial and tax advisory businesses worldwide.
Prior to his recent retirement from the firm, Mr. Yoost served as the Orange County office managing partner of PricewaterhouseCoopers (PwC), a global professional services firm providing industry-focused services in the fields of assurance, tax, human resources, transactions, performance improvement and crisis management. PwC’s global clients include Ford Motor Company, Disney, Ingram Micro, 3M Company, Johnson & Johnson and Cisco Systems. Notably, in 2001, the partners of the firm elected Mr. Yoost to its prestigious nineteen-partner Global Oversight Board, the partnership equivalent of the Board of Directors. Mr. Yoost recently led the Western Region’s Dispute Analysis & Investigation practice. Prior to this, he established and led the Financial Advisory Services practice in Japan; and directed the expansion of the firm’s U.S. businesses in the Philippines, China, Taiwan and South Korea. As the firm’s Deputy Chairman and Managing Partner of Tax Services in China, he led in the 1990’s the initial establishment of the firm’s businesses. Mr. Yoost achieved a Master’s in Business Taxation from the University of Minnesota and a Master’s in Business Administration from Mankato State University. He also holds a B.S. in accounting from Winona State University.
“Dean Yoost is well-known as a business and financial thought leader with the proven ability to establish and lead top-quality international businesses, increase competitive standing and initiate significant revenue growth,” said Paul Folino, Chairman and CEO of Emulex. “Dean’s addition to the Emulex Board of Directors will prove to be a significant resource as Emulex continues to diversify its markets, product offerings and successfully expand its international presence.”
“Emulex’s unique array of capabilities has propelled it to a position of leadership in the storage networking market,” said Mr. Yoost. “I look forward to working with the Emulex team to further deliver the benefits of Emulex storage networking solutions to an increasingly diverse audience throughout the world.”
About Emulex
Emulex Corporation is the industry’s preeminent source for a broad range of advanced storage networking infrastructure solutions spanning host bus adapters, embedded storage switches, I/O controllers and SAN Storage Switches. Emulex ranked number 16 in the Deloitte 2004 Technology Fast 50 and most recently received recognition as one of Forbes 200 Best Small Companies.
The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse(R) HBAs and InSpeed™ embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Ltd., Fujitsu Siemens, Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum Corp., StorageTek, Sun Microsystems, Unisys and Xyratex. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.
EMULEX | We network storage
Emulex Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of Fibre Channel and IP markets; changes in economic conditions or changes in end-user demand for technology solutions; fluctuations or delays in customer orders; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; the company’s ability to attract and retain skilled personnel; the company’s reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
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